Securities and Exchange Commission
                          Washington, D.C.  20549




                                FORM 8-K
                            CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported):  November 4, 1997




                          WHITEWING LABS, INC.
          (Exact name of registrant as specified in its charter)



        Delaware                    0-27420                      95-4437350
(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)             File Number)               Identification No.)


15455 San Fernando Mission Boulevard, Suite 105, Mission Hills, California 91345
         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (818) 898-2167

                                Not Applicable
        (Former name or former address, if changed since last report)


























Item 4.  Changes in Registrant's Certifying Accountant.

     a) Arthur Andersen LLP was dismissed as the Company's independent accountants by the Company's Board of Directors on November 11, 1997. Arthur Andersen LLP had acted as the Company's independent accountants since 1995. The independent auditors' reports issued by Arthur Andersen LLP on the Company's consolidated financial statements for the years ended December 1995, and 1996, did not contain an adverse opinion or disclaimer of opinion, and such reports were not modified for any departure from generally accepted accounting principles or for any limitation of audit scope. There were no disagreements with Arthur Andersen LLP, resolved or unresolved, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Arthur Andersen LLP was not retained to report on the Company's 1997 consolidated financial statements.

     (b) Effective as of November 11, 1997, the Company has engaged Moss Adams LLP to audit the Company's consolidated financial statements for the year ending December 31, 1997. At no time during the Company's two fiscal years ending December 31, 1996 nor during the subsequent interim period prior to engaging Moss Adam LLP did the Company, or anyone on its behalf, consult Moss Adams
LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that Moss Adams LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instruction of Regulation S-K) or was a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-K).

Item 5.  Other Events.

     On November 4, 1996, the Company reduced the exercise price of the Outstanding Common Stock Purchase Warrants (the "Warrants") issued in connection with the Company's 1996 initial public offering, such that the holder of two Warrants will be entitled to purchase one share of the Company's Common Stock at a price of $3.00 per share at any time after November 4, 1997 and prior to January 9, 1999, at which time any then outstanding Warrants that have not been exercised will expire automatically. The outstanding Warrants currently are subject to call by the Company for redemption on 45 days' prior written notice at a redemption price of $.05 per Warrant if, among other conditions, the closing bid price of the Company's Common Stock exceeds the exercise price of the Warrants by at least 50% during a period of at least 20 trading days of the 30 trading days immediately preceding the date on which notice of the proposed redemption is given. As a consequence of the reduction in the exercise prices of the Warrants, the Company may call the Warrants for redemption if the closing bid price of the Common Stock is at least $4.50 over the specified period.

     On November 7, 1997, the Company issued a press release announcing the Operating results of its third quarter which ended September 30, 1997, and the reduction in the exercise price of the Warrants. A copy of the Company's press release dated November 7, 1997 is filed as Exhibit to A to this Current Report on Form 8-K and by this reference incorporated herein.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith as part of this Current Report on Form 8-K:

          Exhibit A     Press release dated November 7, 1997.


















































                              Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WHITEWING LABS, INC.




                                          By:  Cynthia Kolke, President






Date: November 11, 1997